EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of ________, 2015, by and between ____________ (the “Purchaser”) and Cybergy Holdings, Inc. (the “Company”).

The Purchaser desires to buy, $__________ (the “Purchase Price”) of the Company’s 5% Senior Secured Convertible Debentures (the “Debenture”) and ____________ shares of the Company’s Common Stock (the “Shares” and, together with the Debenture, the “Securities”) on the terms and conditions set forth in this Agreement.

The Company and the Purchaser are executing and delivering this Agreement in reliance upon the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated by the Commission under the Securities Act, and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder;

In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE SECURITIES

Section 1.1 Purchase and Sale of Securities. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchaser hereby agrees to purchase the Securities in exchange for the Purchase Price.

Section 1.2 Closing Conditions. The following conditions must be met prior to closing:

(a) the Purchaser has delivered $_________ to the Escrow Agent;

(b) the Company has prepared a warrant, in the form of Exhibit A, with a 5-year term exercisable at any time, for $0.10, subject to adjustment (the “Warrant Price”), in cash provided a registration statement for the common shares underlying the warrant is effective and current) or on a cashless basis if and only if a registration statement for the common shares underlying the warrant is not effective and current (the “Warrant”); and

(c) the Company has amended the certificate of designation for the Company’s Series C Preferred Stock.

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Section 1.3 The Closing. The closing of the purchase and sale of the Securities under this Agreement (the “Closing Date”) shall take place on a Business Day when the conditions in Section 1.2 have been satisfied or waived.

On the Closing Date, the Escrow Agent shall deliver to:

(a) the Purchaser a Debenture for $__________, in the form of Exhibit B, and a stock certificate representing the Shares either (i) endorsed for transfer to the Purchaser or (ii) accompanied by an executed stock power sufficient to transfer such Shares to the Purchaser;

(b) the Purchaser a warrant for _________ shares of the Company’s Common Stock; and

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company hereby represents and warrants to the Purchaser and Company as follows:

Section 2.1 Authority and Approvals. The Company has the power and authority to enter into and perform his obligations under this Agreement, and all action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. The Agreement has been duly and validly executed and delivered by the Company. Assuming this Agreement constitutes a valid and binding agreement of the Purchaser, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Section 2.2 The Securities. Upon transfer of the Securities to the Purchaser at the Closing against payment of the Purchase Price, the Purchaser will acquire ownership of the Securities, free and clear of all liens, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Securities.

Section 2.3 Conflicts. The execution, delivery and performance of this Agreement will not (i) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreements or instrument to which the Company is a party or by which his assets may be bound, or (ii) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive, award or decree of any court, administrative agency or other governmental authority applicable to the Company.

Section 2.4 Broker’s Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement other than the fees to the Placement Agent.

Section 2.5 Cash Flow. With the proceeds from the Debenture issued pursuant to this Agreement and other Debentures permitted by Section 5.5, the Company, shall not be cash flow negative after September 30, 2015 and shall not require any debt or equity financings prior to the Underwritten Offering.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company as follows:

Section 3.1 Authorization of Agreement. The Purchaser has the power and authority to enter into and perform its obligations under this Agreement, and all action necessary on the part of the Purchaser to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly and validly executed and delivered by the Purchaser. This Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

Section 3.2 Experience; Purchase for Investment; Transfer. The Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Securities and is able financially to bear the risks thereof. The Purchaser is acquiring the Securities for its own account, for investment only, and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Securities in violation of applicable law, and the Purchaser has no present or contemplated agreement, undertaking, arrangement obligation, indebtedness, or commitment providing for the distribution or sale thereof. The Purchaser acknowledges and agrees that the Securities have not been registered under the Securities Act and may not be sold, pledged or otherwise transferred by the Purchaser without compliance with the registration provisions of the Securities Act or an exemption therefrom.

Section 3.3 Conflicts. The execution, delivery and performance of this Agreement will not (i) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of the organizational documents of the Purchaser or any material agreements or instrument to which the Purchaser is a party or by which it or its assets may be bound, or (ii) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive, award or decree of any court, administrative agency or other governmental authority applicable to the Purchaser.

Section 3.4 Broker’s Fees. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 3.5 Information.

(a) The Purchaser represents, warrants and acknowledges that it: (a) is a sophisticated purchaser with respect to the Securities, (b) has adequate information concerning the Securities, (c) has conducted, to the extent he deemed necessary, an independent investigation of such matters as, in his judgment, is necessary for him to make an informed investment decision with respect to the purchase of the Securities from the Company and (d) has not relied upon the Company for any investigation into, assessment of, or evaluation with respect to the purchase of the Securities from the Company.

(b) The Purchaser acknowledges that it has been afforded (i) the opportunity to receive information about the Company and its financial condition, results of operations, business, properties, management and prospects, and (ii) the opportunity to ask such questions of, and to receive answers from, representatives of the Company concerning such information, in each case sufficient to enable him to evaluate a decision to purchaser the Securities from the Company.

(c) The Purchaser hereby agrees that the Company nor their directors, officers, partners, stockholders, members, investors, employees, attorneys, agents or representatives shall have any liability to the Purchaser or its affiliates with respect to the existence, possession or non-disclosure of any information;

(d) The Purchaser hereby represents that it has had the opportunity to consult with, counsel with respect to the execution and delivery of this Agreement and has been fully apprised of the consequences of the waivers and releases set forth in this Section 3.5.

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ARTICLE IV

[RESERVED]

ARTICLE V

COVENANTS

Section 5.1 Lock-Up. The holders of the Company’s Series C Preferred Stock or securities convertible into the Company’s Series C Preferred Stock shall agree to a 12-month lock-up and leak-out share sale plan (the “Plan”) administered by Chardan Capital Markets LLC (the “Placement Agent”). In the absence of instructions from the majority of the holders of the Series C Preferred Stock, on an as-converted basis, the share of the Company’s Common Stock to be sold under the Plan shall not exceed 50% of the Common Stock equivalent of the Series C Preferred Stock or securities convertible into the Company’s Series C Preferred Stock administered under the Plan. Further, the Plan shall be subject to a daily limit of 20% of daily VWAP, except in the event VWAP exceeds 300% of 90-day average VWAP, in which case share sale plan volume shall not exceed 50% on such day(s). "VWAP" shall mean volume weighted average price per share of the Company’s Common Stock, as calculated by Bloomberg Financial LP under the function “VWAP”.

Section 5.2 Milestones. The Company shall meet the following milestones:

1.	The Company shall enter into the Plan with the holders of the Company’s Series C Preferred Stock or securities convertible into the Company’s Series C Preferred Stock;

2.	On the Closing Date, the Company shall cancel the offering of Series C Shares and issue a press release announcing cancellation of the sales of Series C Shares;

3.	On the Closing Date, the Company shall issue a press release announcing its partnership with FireEye;

4.	Within 7 days of the Closing Date, the Company shall issue a press release announcing SmartFile commercial progress;

5.	Within 21 days of the Closing Date, the Company shall issue an additional press release announcing further SmartFile commercial progress;

6.	Within 45 days of the Closing Date, the Company shall issue a press release announcing that the Company is cash flow positive on a twelve month run rate basis as of October 1; and

7.	Within 60 days of the Closing Date, the Company shall issue a press release announcing SmartFile commercial progress;

8.	Within 75 days of the Closing Date, the Company shall issue an additional press release announcing further FireEye commercial progress; and

9.	Within 75 days, the Company will have its Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission on May 14, 2015, declared effective

10.

Within 90 days of the Closing Date, the Company shall sell shares of its common stock in an underwritten offering (the “Underwritten Offering”) in an aggregate amount equal to or greater than $2,500,000 at a price per share equal to the higher of $0.25 and 30% discount to the 30-day VWAP on the date of the Underwritten Offering (in conjunction with this milestone #9, the company agrees that no financings are required or will be pursued prior to completion of the underwritten offering).

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For each milestone that the Company does not achieve, the Company shall issue _________ shares of the Common Stock to the Purchaser on the date that the Company misses such milestone; provided, however, if the Company does not achieve the eighth and tenth milestone listed above, the Company shall issue __________ shares of the Common Stock to the Purchaser on the date that the Company misses such milestone. Further, if the Company fails to meet any of the milestones, the Warrant Price shall be adjusted to the quotient equal to the (i) original principal amount of the Debenture, divided by (ii) (a) the shares of Common Stock issuable pursuant to the terms of the Debenture plus (b) the shares of Common Stock issued for milestones not achieved by the Company.

Section 5.3 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, for each pro-rata portion of Additional Shares, registered in the name of the Purchaser, upon any Milestone not achieved by or on the associated Milestone dates.

Section 5.4 Placement Agent Fee. The Company shall pay the Placement Agent an amount, in cash, equal to 4% of the Purchase Price on the Closing Date. The Company shall issue the Placement Agent _______ shares of the Company’s Common Stock and a Warrant convertible into ___________ shares of the Company’s Common Stock.

Section 5.5 No Subsequent Financing. The Company shall not issue any new debt securities or equity securities after the date hereof, other than as a result of the conversion or exercise of securities existing as of the date hereof or other Debentures with similar terms on or before September 4, 2015 to investors arranged by the Placement Agent, prior to the closing of the Underwritten Offering. If the Company issues any new debt or equity securities, the Debenture shall be immediately due and payable and the Lead Investor (as defined in the Voting Agreement) shall acquire the rights under the Voting Agreement, attached hereto as Exhibit C, shall vest.

Section 5.6 Use of Proceeds. The Purchase Price shall be used by the Company for working capital and shall not be used to repay liabilities other than those occurring in the ordinary course of business; provided, however, the Purchase Price may be paid to Neal Goldman for the payment of accrued interest unpaid on debentures issued by the Company.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

Section 6.2 Severability. If any provision of this Agreement shall be held invalid or unenforceable, each other provision hereof shall be given effect to the extent possible without such invalid or unenforceable provision and to that extent, the provisions of this Agreement shall be severable.

Section 6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) one Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, with written confirmation of successful transmission, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

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Section 6.4 Modifications, Consents and Waivers. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto. Any party hereto may waive compliance, with respect to any obligations owed to such party, with any provision of this Agreement. Any waiver hereunder shall be effective only if made in a writing signed by the party to be charged therewith and only in the specific instance and for the purpose for which given. No failure or delay on the part of any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege.

Section 6.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 6.6 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 6.7 Headings. Article and section headings used in this Agreement are for convenience only and shall not affect the interpretation or construction of any provision of this Agreement.

Section 6.8 Entire Agreement. This Agreement and the Exhibits hereto contain the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

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IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be executed as of the date first above written.

PURCHASER:

Name:
Title:
Address:

COMPANY:

Name:	Mark Gray
Title:	Chief Executive Officer
Address:

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EXHIBIT A

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CYBERGY HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

CYBERGY HOLDINGS, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

1. Issuance. In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Cybergy Holdings, Inc., a Nevada corporation (“Company”); _________________, its successors and/or registered assigns (“Holder”), is hereby granted the right to purchase at any time on or after the Issue Date (as defined below) until the date which is the fifth anniversary of the Issue Date occurs (the “Expiration Date”), a number of fully paid and non-assessable shares (the “Warrant Shares”) of Company’s common stock, par value $0.0001 per share (the “Common Stock”), equal to ____________ shares, as such number may be adjusted from time to time pursuant to the terms and conditions of Section 4 of this warrant (this “Warrant”). This Warrant is being issued pursuant to the terms of that certain Securities Purchase Agreement dated August 27, 2015, to which Company is a party (the “Agreement”). Unless otherwise indicated herein, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This Warrant was issued to Holder on August 27, 2015 (the “Issue Date”).

1. Exercise of Warrant.

1.1. General.

(a) This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date and ending on the Expiration Date. Such exercise shall be effectuated by submitting to Company (either by delivery to Company or by email or facsimile transmission) a completed and duly executed Notice of Exercise substantially in the form attached to this Warrant as Exhibit A (the “Notice of Exercise”). The date a Notice of Exercise is either faxed, emailed or delivered to Company shall be the “Exercise Date,” provided that, if such exercise represents the full exercise of the outstanding balance of this Warrant, Holder shall tender this Warrant to Company within five (5) Trading Days thereafter, but only if the Warrant Shares to be delivered pursuant to the Notice of Exercise have been delivered to Holder as of such date. The Notice of Exercise shall be executed by Holder and shall indicate (i) the number of Warrant Shares (as defined below) to be issued pursuant to such exercise, (ii) the Exercise Price (as defined below) payable for such Warrant Shares, and (iii) if applicable (as provided below), whether the exercise is a cashless exercise. At any time the Market Conditions exist, the Company can require the Holder to submit a Notice of Exercise with an Exercise Date within five (5) Trading Days of such Notice of Exercise.

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(b) At any time prior to the Expiration Date, if a registration statement for the Warrant Shares is not effective and current, Holder may elect a “cashless” exercise of this Warrant whereby Holder shall be entitled to receive a number of Warrant Shares equal to the following formula:

X =	Y (A-B)
A

Where:	X = the number of Warrant Shares to be issued to Holder
Y = the number of Warrants that the Holder elects to exercise
A = the Closing Price (at the date of such calculation)
B = the Exercise Price

For the purposes of this Warrant, the following terms shall have the following meanings:

“Bloomberg” shall mean Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by Holder and reasonably acceptable to Company).

“Closing Price” shall mean the 4:00 P.M. last sale price of the Common Stock on the Principal Market on the relevant Issue Date or Exercise Date, as reported by Bloomberg for the relevant date.

“Exercise Price” shall mean (a) $0.10 per share of Common Stock or (b) if the Company fails to achieve a milestone described in Section 5.2 of the Securities Purchase Agreement, the quotient equal to the (i) original principal amount of the Debenture, divided by (ii) (a) the shares of Common Stock issuable pursuant to the terms of the Debenture plus (b) the shares of Common Stock issued for milestones not achieved by the Company, as either (a) or (b) may be adjusted from time to time pursuant to the terms and conditions of this Warrant.

“Market Conditions”shall mean (1) a registration statement for the common shares underlying the Warrant Shares is effective and current and (2) the Company’s Common Shares trade above $0.50, as such number may be adjusted from time to time pursuant to the terms and conditions of Section 4 of this Warrant, for any 20 out of a 30 day trading period.

“Principal Market” shall mean the principal market on which the Common Stock is traded.

“Trading Day” means any day during which the Principal Market shall be open for business.

(c) If the Notice of Exercise elects a “cash” exercise, the Exercise Price per share of Common Stock for the Warrant Shares shall be payable, at the election of Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by Company at the request of Holder.

(d) Upon the appropriate payment to Company of the Exercise Price for the Warrant Shares, Company shall promptly, but in no case later than the date that is three (3) Trading Days following the date the Exercise Price is paid to Company (or with respect to a “cashless exercise,” the date that is three (3) Trading Days following the Exercise Date) (the “Delivery Date”), deliver or cause Company’s Transfer Agent to deliver the applicable Warrant Shares electronically via the Deposit/Withdrawal at Custodian system (“DWAC”) to the account designated by Holder on the Notice of Exercise. If for any reason Company is not able to so deliver the Warrant Shares via the DWAC system, Company shall instead, on or before the applicable date set forth above in this subsection, issue and deliver to Holder or its broker (as designated in the Notice of Exercise), via reputable overnight courier, a certificate, registered in the name of Holder or its designee, representing the applicable number of Warrant Shares. For the avoidance of doubt, Company has not met its obligation to deliver Warrant Shares within the required timeframe set forth above unless Holder or its broker, as applicable, has actually received the Warrant Shares (whether electronically or in certificated form) no later than the close of business on the latest possible delivery date pursuant to the terms set forth above.

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(e) If Warrant Shares are delivered later than as required under subsection (b) immediately above, Company agrees to pay, in addition to all other remedies available to Holder in the Transaction Documents, a late fee equal to the greater of (i) $200.00 and (ii) 1% of the product of (1) the sum of the number of shares of Common Stock not issued to Holder on a timely basis and to which Holder is entitled multiplied by (2) the Closing Price on the Trading Day immediately preceding the last possible date which Company could have issued such shares of Common Stock to Holder without violating this Warrant rounded to the nearest multiple of $100.00 (such resulting amount, the “Warrant Share Value”) (but in any event the cumulative amount of such late fees for each exercise shall not exceed 200% of the Warrant Share Value), per Trading Day until such Warrant Shares are delivered (the “Late Fees”). Company shall pay any Late Fees incurred under this subsection in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to Holder, in the event that Company fails for any reason to effect delivery of the Warrant Shares as required under subsection (b) immediately above, Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to Company, whereupon Company and Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the Late Fees described above shall be payable through the date notice of revocation or rescission is given to Company. Finally, as liquidated damages in the event Company fails to deliver any Warrant Shares to Holder for a period of ninety (90) days from the Delivery Date, Holder may elect, in its sole discretion, to stop the accumulation of the Late Fees as of such date and require Company to pay to Holder a cash amount equal to (i) the total amount of all Late Fees that have accumulated prior to the date of Holder’s election, plus (ii) the product of the number of Warrant Shares deliverable to Holder on such date if it were to exercise this Warrant with respect to the remaining number of Warrant Shares as of such date multiplied by the Closing Price of the Common Stock on the Delivery Date (the “Cash Settlement Amount”). At such time that Holder makes an election to require Company to pay to it the Cash Settlement Amount, such obligation of Company shall be a valid and binding obligation of Company and shall for all purposes be deemed to be a debt obligation of Company owed to Holder as of the date it makes such election. Upon Company’s payment of the Cash Settlement Amount to Holder, the Warrant shall be deemed to have been satisfied and Holder shall return the original Warrant to Company for cancellation. In addition, and for the avoidance of doubt, even if Company could not deliver the number of Warrant Shares deliverable to Holder if it were to exercise this Warrant with respect to the remaining number of Warrant Shares on the date of repayment due to the provisions of Section 1.2, the provisions of Section 1.2 will not apply with respect to Company’s payment of the Cash Settlement Amount.

(f) Holder shall be deemed to be the holder of the Warrant Shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

1.2. Ownership Limitation. Notwithstanding anything to the contrary contained in this Warrant or the other Transaction Documents, if at any time Holder shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Holder (together with its affiliates) to own a number of shares exceeding 9.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”), Company must not issue to Holder shares of Common Stock which would exceed the Maximum Percentage. The shares of Common Stock issuable to Holder that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Company will reserve the Ownership Limitation Shares for the exclusive benefit of Holder. From time to time, Holder may notify Company in writing of the number of the Ownership Limitation Shares that may be issued to Holder without causing Holder to exceed the Maximum Percentage. Upon receipt of such notice, Company shall be unconditionally obligated to immediately issue such designated shares to Holder, with a corresponding reduction in the number of the Ownership Limitation Shares. By written notice to Company, Holder may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Holder.

2. Mutilation or Loss of Warrant. Upon receipt by Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, Company will execute and deliver to Holder a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

3. Rights of Holder. Holder shall not, by virtue of this Warrant alone, be entitled to any rights of a stockholder in Company, either at law or in equity, and the rights of Holder with respect to or arising under this Warrant are limited to those expressed in this Warrant and are not enforceable against Company except to the extent set forth herein.

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4. Protection Against Dilution and Other Adjustments.

4.1. Capital Adjustments. If Company shall at any time prior to the expiration of this Warrant subdivide the Common Stock, by split-up or stock split, or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of Warrant Shares issuable upon the exercise of this Warrant shall forthwith be automatically increased proportionately in the case of a subdivision, split or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price and other applicable amounts, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 5.1 shall become effective automatically at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

4.2. Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 5.1 above), then Company shall make appropriate provision so that Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Warrant Share payable hereunder, provided the aggregate purchase price shall remain the same.

4.3. Notice of Adjustment. Without limiting any other provision contained herein, when any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, pursuant to the terms hereof, Company shall promptly notify Holder of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of this Warrant, Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. Company will forthwith mail a copy of each such certificate to Holder and any Warrant Agent (as defined below) appointed pursuant to Section 8 hereof. Nothing in this Section 6 shall be deemed to limit any other provision contained herein.

6. Transfer to Comply with the Securities Act. This Warrant, and the Warrant Shares, have not been registered under the 1933 Act. None of the Warrant Shares may be sold, transferred, pledged or hypothecated without (a) an effective registration statement under the 1933 Act relating to such security or (b) an opinion of counsel reasonably satisfactory to Company that registration is not required under the 1933 Act; provided, however, that the foregoing restrictions on transfer shall not apply to the transfer of any security to an affiliate of Holder. Until such time as registration has occurred under the 1933 Act, each certificate for this Warrant and any Warrant Shares shall contain a legend, in form and substance satisfactory to counsel for Company, setting forth the restrictions on transfer contained in this Section 7. Any such transfer shall be accompanied by a transferor assignment substantially in the form attached to this Warrant as Exhibit B (the “Transferor Assignment”), executed by the transferor and the transferee and submitted to Company. Upon receipt of the duly executed Transferor Assignment, Company shall register the transferee thereon as the new holder on the books and records of Company and such transferee shall be deemed a “registered holder” or “registered assign” for all purposes hereunder, and shall have all the rights of Holder.

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7. Warrant Agent. Company may, by written notice to Holder, appoint an agent (a “Warrant Agent”) for the purpose of issuing shares of Common Stock on the exercise of this Warrant pursuant hereto, exchanging this Warrant pursuant hereto, and replacing this Warrant pursuant hereto, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

8. Transfer on Company’s Books. Until this Warrant is transferred on the books of Company, Company may treat Holder as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

9. Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by reference.

10. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant, together with the Purchase Agreement and all the other Transaction Documents, taken together, contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings with respect to the subject matter hereof and thereof other than as expressly contained herein and therein.

11. Purchase Agreement; Arbitration of Disputes; Calculation Disputes. This Warrant is subject to the terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions set forth as an exhibit to the Purchase Agreement. In addition, notwithstanding the Arbitration Provisions, in the case of a dispute as to any Calculation, such dispute will be resolved in the manner set forth in the Purchase Agreement.

12. Governing Law. This Warrant shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles thereof regarding the conflict of laws.

13. Waiver of Jury Trial.COMPANY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS WARRANT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, COMPANY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

14. Remedies. The remedies at law of Holder under this Warrant in the event of any default or threatened default by Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and, without limiting any other remedies available to Holder in the Transaction Documents, at law or equity, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

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15. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signatures delivered via facsimile or email shall be considered original signatures for all purposes hereof.

16. Attorneys’ Fees. In the event of any arbitration, litigation or dispute arising from this Warrant, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by said prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

17. Severability. Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant or the validity or enforceability of this Warrant in any other jurisdiction.

18. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Warrant.

19. Descriptive Headings. Descriptive headings of the sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed by an officer thereunto duly authorized as of the Issue Date.

COMPANY:

Cybergy Holdings, Inc.

By:
Printed Name:	Mark Gray
Title:	Chief Executive Officer

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EXHIBIT A

NOTICE OF EXERCISE OF WARRANT

TO:	CYBERGY HOLDINGS, INC. ATTN: _____________________ VIA FAX TO: ( )______________ EMAIL: ____________________

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant to Purchase Shares of Common Stock dated as of April 28, 2015 (the “Warrant”), to purchase shares of the common stock, $0.0001 par value (“Common Stock”), of CYBERGY HOLDINGS, INC., and tenders herewith payment in accordance with Section 2 of the Warrant, as follows:

___________    Warrant Shares: _____________________

If the Holder decides to make a cashless exercise, the number of shares of Common Stock the Holder shall receive shall be equal to:

X =	Y (A-B)
A

Where:	X = the number of Warrant Shares to be issued to Holder
Y = the number of Warrants that the Holder elects to exercise
A = the Closing Price (at the date of such calculation)
B = the Exercise Price

________	Exercise Amount: $____________________ = (Exercise Price x Warrant Shares)

________	Payment is being made by:

_______	enclosed check
_______	wire transfer
_______	other

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Warrant.

It is the intention of Holder to comply with the provisions of Section 2.2 of the Warrant regarding certain limits on Holder’s right to receive shares thereunder. Holder believes this exercise complies with the provisions of such Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, Holder would receive more shares of Common Stock than permitted under Section 2.2, Company shall not be obligated and shall not issue to Holder such excess shares until such time, if ever, that Holder could receive such excess shares without violating, and in full compliance with, Section 2.2 of the Warrant.

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If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, Holder will surrender (or cause to be surrendered) the Warrant to Company at the address indicated above by express courier within five (5) Trading Days after the Warrant Shares to be delivered pursuant to this Notice of Exercise have been delivered to Holder.

To the extent the Warrant Shares are not able to be delivered to Holder via the DWAC system, please deliver certificates representing the Warrant Shares to Holder via reputable overnight courier after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

Dated: _________________

___________________________________________________

[Name of Holder]

By:__________________________

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EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of the Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the Warrant to Purchase Shares of Common Stock dated as of April 28, 2015 (the “Warrant”) to purchase the percentage and number of shares of common stock, $0.0001 par value (“Common Stock”), of CYBERGY HOLDINGS, INC. specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s), and appoints each such person attorney-in-fact to transfer the undersigned’s respective right on the books of CYBERGY HOLDINGS, INC. with full power of substitution.

Transferees	Percentage Transferred	Number Transferred

Dated:___________, ______

[Transferor Name must conform to the name of Holder as specified on the face of the Warrant]

By
Name:

Signed in the presence of:

(Name)

ACCEPTED AND AGREED:

[TRANSFEREE]

By:
Name:

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EXHIBIT B

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: _______________	Issue Date: __________

5% SENIOR SECURED CONVERTIBLE DEBENTURE

FOR VALUE RECEIVED, CYBERGY HOLDINGS, INC., a Delaware corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of ______________(the “Holder”) the sum of $_________ together with interest as set forth herein, on April 2, 2016 (the “Maturity Date”), and to pay interest on the initial principal balance hereof at the rate of five percent (5%) per annum (the “Interest Rate”), on the Maturity Date. The interest shall be payable regardless of how long this Debenture remains outstanding. Debenture may not be prepaid in whole or in part except upon written consent of the Holder. Any amount of principal or interest on this Debenture which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date that the Debenture is fully paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock, $0.0001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Debenture, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement dated the date hereof, pursuant to which this Debenture was originally issued (the “Purchase Agreement”).

This Debenture is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

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The following terms shall apply to this Debenture:

ARTICLE I. CONVERSION RIGHTS

1.1 Conversion Right. The Holder shall have the right from time to time, and at any time commencing on the Issue Date and ending on the later of: (i) the Maturity Date and (ii) such later date as this Debenture has been paid in full, each in respect of the remaining outstanding principal amount of this Debenture to convert all or any part of the outstanding and unpaid principal amount of this Debenture into 34,176 fully paid and non- assessable Class C shares of Mount Knowledge Inc., or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (as defined herein) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.5 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Debenture, the sum of (1) the principal amount of this Debenture to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Debenture to the Conversion Date, plus (3)Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (3) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.4 and 1.5(g) hereof.

1.2 Mandatory Conversion. The Debenture shall be converted by the Company at the Conversion Price at any time that (a) the Company has filed a registration statement with the SEC and such registration statement has been declared effective, (b) the market capitalization of the Company is greater than $20,000,000 for ten consecutive trading days based on the daily variable weighted average price (c) the average daily trading volume for the ten consecutive trading days is greater than 200,000 shares of Common Stock and (d) the Company has consummated a subsequent financing resulting in gross proceeds of at least $5,000,000.

1.3 Conversion Price. The conversion price (the “Conversion Price”) in effect on any Conversion Date shall be equal to $0.4389 per share of Cybergy Holdings, Inc.,(subject to equitable adjustments for stock splits, stock dividends, mergers or consolidations). In addition, if and whenever on or after issuance while this Debenture is outstanding, the Company issues or sells any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, (the “Additional Shares”) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance of sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to a price determined as follows:

Adjusted Conversion Price =	(AxB) + D
A+C

“A”	equals the number of shares of Common Stock outstanding, including the Additional Shares deemed to be issued hereunder, immediately preceding the Dilutive Issuance;

“B”	equals the Conversion Price in effect immediately preceding such Dilutive Issuance;

“C”	equals the number of Additional Shares issued or deemed issued hereunder as a result of the Dilutive Issuance; and

“D”	equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Dilutive Issuance.

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1.4 Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Debenture issued pursuant to the Purchase Agreement. The Borrower is required at all times to have authorized and reserved the number of shares that is actually issuable upon full conversion of the Debenture (based on the Conversion Price of the Debentures in effect from time to time) (the “Reserved Amount”). The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debentures shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Debentures. The Borrower agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Debenture.

If at any time the Borrower does not maintain the Reserved Amount, it will be considered an Event of Default under Section 3.2 herein.

1.5 Method of Conversion.

(a) Mechanics of Conversion. Subject to Section 1.1, this Debenture may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.5(b), surrendering this Debenture at the principal office of the Borrower.

(b) Surrender of Debenture Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Borrower unless the entire unpaid principal amount of this Debenture is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Debenture is converted as aforesaid, the Holder may not transfer this Debenture unless the Holder first physically surrenders this Debenture to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Debenture of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Debenture. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture represented by this Debenture may be less than the amount stated on the face hereof.

(c) Payment of Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Borrower shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Borrower the amount of such tax or shall have established to the satisfaction of the Borrower that such tax has been paid. The Borrower shall pay all transfer agent fees required for same-day processing of any Notice of Conversion.

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(d) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock (or, if the Borrower issues and maintains shares in uncertificated form, comparable notice of share ownership) issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Debenture) in accordance with the terms hereof and the Purchase Agreement.

(e) Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debenture shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., New York, New York time, on such date.

(f) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Borrower (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.5, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, provided the stock underlying the Debenture is eligible for an exemption from registration under the Securities Act of 1933.

(g) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Debenture is not delivered by the Deadline, the Borrower shall pay to the Holder, in cash, as partial liquidated damages and not as a penalty, $500 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such common stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, and interference with such conversion right are difficult if not impossible to qualify. Accordingly the parties acknowledge that the liquidated damages provision contained in this Section 1.5(g) are justified.

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1.6 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Debenture may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.6 and who is an accredited investor. Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Debenture have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold and without any requirement that current public information concerning Borrower be available, each certificate for shares of Common Stock issuable upon conversion of this Debenture that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

 “NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES, IN COMPLIANCE WITH THE PROVISIONS OF THE AGREEMENTS RELATING TO THE SECURITIES REPRESENTED HEREBY.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel reasonably satisfactory to Borrower, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Debenture, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Borrower does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Debenture, providing that the Company counsel does not reasonably object to the legal opinion conclusion that an exemption is available.

1.7 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall be treated pursuant to Section 1.7(b) hereof. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

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(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Debenture is issued and outstanding and prior to conversion of all of the Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Debenture shall thereafter have the right to receive upon conversion of this Debenture, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Debenture been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not effect any transaction described in this Section 1.7(b) unless (a) it first gives the Holder, to the extent reasonably practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debenture) (provided, that if such disclosure and written notice to Holder is subject to Section 4.8 of the Purchase Agreement concerning non-public information, Holder shall have first executed a confidentiality agreement as described in that Section) and (b) in the case of the consolidation, merger or other business combination of the Borrower with or into any other Person when the Borrower is not the survivor, the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.7(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(d) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.7, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Debenture.

1.8 Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Borrower issue upon conversion of or otherwise pursuant to this Debenture and the other Debentures issued pursuant to the Purchase Agreement more than the maximum number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the “Maximum Share Amount”), which shall be 19.99% of the total shares outstanding on the Closing Date (as defined in the Purchase Agreement), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof.

1.9 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Debenture. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Debenture for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portions of this Debenture and the Borrower shall, as soon as practicable, return such unconverted Debenture to the Holder or, if the Debenture has not been surrendered, adjust its records to reflect that such portion of this Debenture has not been converted.

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ARTICLE II. CERTAIN COVENANTS

2.1 Negative Covenants As long as any portion of this Debenture remains outstanding, unless the holders of all of the outstanding Debentures shall have otherwise given prior written consent, the Borrower shall not, and shall not permit any of its subsidiaries (whether or not a subsidiary on the Issue Date) to, directly or indirectly:

(a) other than indebtedness (a) existing as of the date hereof, (b) indebtedness collateralized by accounts receivable to a lender to New West Technologies, LLC, or (c) incurred in the ordinary course of business for trade expenses (not borrowed money), enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(b) issue any New Securities.

(c) amend its organizational documents;

(d) enter into any transaction or series of related transactions resulting in a merger or a sale of all or substantially all of the assets of the Company

(e) pledge the Company’s assets or provide a security interest on the Company’s assets or guarantee any debt other than the debt of the Company or its Subsidiaries; or

(f) enter into any agreement with respect to any of the foregoing.

ARTICLE III. EVENTS OF DEFAULT

Events of default (each, an “Event of Default”) shall include any of the following events:

3.1 Failure to Pay Principal or Interest. Any default in the payment of the principal of, interest on or other charges in respect of this Debenture, free of any claim of subordination, as and when the same shall become due and payable whether upon the Maturity Date or by acceleration or otherwise, if Borrower does not pay in full the amount that is due and payable within three (3) business days after delivery of a notice of demand therefor from Holder.

3.2 Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Debenture as and when required by this Debenture, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Debenture as and when required by this Debenture, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Debenture as and when required by this Debenture (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Debenture, if a conversion of this Debenture is delayed, hindered or frustrated beyond the periods of time provided for in this Debenture, due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within two Business Days of a demand from the Holder.

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3.3 Breach of Covenants. The Borrower breaches any covenant or term or condition contained in this Debenture or the Purchase Agreement (together, the “Collateral Documents”) and such breach has a Material Adverse Effect and continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in the Collateral Documents shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a Material Adverse Effect.

3.5 Bankruptcy, Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall commence, or there shall be commenced against the Borrower or any subsidiary of the Borrower under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower or any subsidiary of the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any subsidiary of the Borrower or there is commenced against the Borrower or any subsidiary of the Borrower any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 90 days; or the Borrower or any subsidiary of the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any subsidiary of the Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 90 days; or the Borrower or any subsidiary of the Borrower makes a general assignment for the benefit of creditors; or the Borrower or any subsidiary of the Borrower shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Borrower or any subsidiary of the Borrower shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Borrower or any subsidiary of the Borrower for the purpose of effecting any of the foregoing (other than actions to dismiss, terminate or resolve any bankruptcy or similar proceeding).

3.6 Indebtedness Default. The Borrower or any subsidiary of the Borrower shall default in any of its obligations under any other Debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Borrower or any subsidiary of the Borrower in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, in each of the above instances where such default would have a Material Adverse Effect on the Company’s ability to pay the Debentures on the Maturity Date.

3.7 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.8 Failure to Comply with the Exchange Act. If at any time it is so required, the Borrower shall fail in any material respect to comply with the reporting requirements of the Exchange Act with regards to the filing of Form 10-Q's and 10-K's; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

3.9 Cessation of Operations. Any cessation by Borrower of substantially all of its operations, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due or of a cessation of operations.

3.10 Maintenance of Assets. The failure by Borrower to maintain any material assets which would have a material adverse effect on Borrower’s ability conduct its overall business (whether now or in the future).

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3.11 Cross-Default. Notwithstanding anything to the contrary contained in this Debenture or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Collateral Documents, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Debenture and the Collateral Documents, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Debenture and the Collateral Documents by reason of a default under said Collateral Documents or hereunder.

3.12 Change of Control. A Change of Control shall occur if (i) a third party acquires greater than 50% in voting rights of the Borrower in one or a series of related transactions, (ii) the shares of the Borrower’s Common Stock shall be changed into securities of another entity, (iii) the Borrower sells or transfers more than 40% in aggregate of the properties or assets of the Borrower to another Person or Persons in any rolling 12 month period (an “Asset Sale”), or (iv) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of the Borrower’s Common Stock

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date, giving effect to any applicable cure period), the Debenture shall become immediately due and payable and the Borrower, at the option of the Holder in its sole discretion, shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.3, exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), and upon the occurrence of an Event of Default specified in the remaining sections of Article III(other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3.1 hereof), the Debenture shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the sum of (x) the then outstanding principal amount of this Debenture (or, in the case of an Event of Default under Section 3.12, 125% of the outstanding principal amount of this Debenture) plus (y) accrued and unpaid interest on the unpaid principal amount of this Debenture to the date of payment (the “Mandatory Prepayment Date”) plus (z) Default Interest (the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Sum”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Sum within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to liquidate any collateral pursuant to the terms of the Security Agreement.

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) when delivered if delivered by hand delivery during a normal business day (or if not on a business day then the next business day), (b) one business day after delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below or (c) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be the addresses indicated on the signature page hereto.

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4.3 Amendments. This Debenture and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Debenture” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Debentures issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Debenture must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act). Holder may transfer this Debenture provided that the transferee agrees in writing with Borrower to be bound by the provisions of this Debenture and the Purchase Agreement, and that such transfer complies with any applicable federal and state securities laws. Notwithstanding anything in this Debenture to the contrary, this Debenture may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided that the pledgee agrees in writing with Borrower to be bound by the provisions of this Debenture and the Purchase Agreement (as applicable to the pledgee), and that such pledge complies with any applicable federal and state securities laws.

4.5 Cost of Collection. If default is made in the payment of this Debenture, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

4.7 Certain Amounts. Whenever pursuant to this Debenture the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Borrower represents liquidated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Debenture at a price in excess of the price paid for such shares pursuant to this Debenture. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

4.8 Purchase Agreement. By its acceptance of this Debenture, each party agrees to be bound by the applicable terms of the Purchase Agreement.

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4.9 Notice of Corporate Events. Except as otherwise provided below, the Holder of this Debenture shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower’s shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least ten (10) days prior to the record date specified therein (or ten (10) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

4.10 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Debenture, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Debenture and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.11 Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(Signature Pages Follow)

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IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this August 27, 2015.

CYBERGY HOLDINGS, INC.

By:
Name:
Title:

Notice to Holder:

With a copy by fax only to (which copy shall not constitute notice):

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EXHIBIT A

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO: _________________________

The undersigned hereby irrevocably elects to convert $___________ of the principal amount of Debenture No. ___________ into Shares of Common Stock of Cybergy Holdings, Inc.., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Amount to be converted:	$

Conversion Price:	$

Number of shares of Common Stock to be issued:

Amount of Note Unconverted:	$

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:

Name:

Title:

Broker DTC Participant Code:

Account Number:

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EXHIBIT C

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of August 27, 2015, is made by and among MMCAP Asset Management (the “Purchaser” or “Lead Investor”) and Cybergy Holdings, Inc. (the “Company”) and the undersigned holder (“Stockholder”) of shares of capital stock of the Company (the shares owned beneficially or of record by Stockholder, the “Shares”).

WHEREAS, the Company and the Purchaser have entered into a Securities Purchase Agreement dated of even date herewith (the “Purchase Agreement”), providing for the purchase of Securities;

WHEREAS, as of the date hereof after the completion of the transactions contemplated by the Purchase Agreement, Stockholder beneficially owns and has sole or shared voting power with respect to the number of Shares, and holds stock options or other rights to acquire the number of Shares indicated opposite Stockholder’s name on Schedule 1 attached hereto;

WHEREAS, as an inducement to the Purchaser, the Stockholder, who shall benefit from the purchase of Securities by the Purchaser, has agreed to enter into and perform this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the Company, the Stockholder and the Purchaser hereby agree as follows:

1. Agreement to Vote Shares. Subject to the terms and conditions hereof, Stockholder agrees that, from and after the date of any violation of any covenant in Section 5.5 of the Purchaser Agreement until the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of the Company, or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of Company, the Stockholder shall:

(a) appear at such meeting or otherwise cause the Shares and any New Shares (as defined in Section 3 below) to be counted as present thereat for purposes of calculating a quorum;

(b) vote (or cause to be voted), or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares and any New Shares in the manner recommended by the Purchaser.

2. Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the completion of an Underwritten Offering, (b) repayment of all Debentures owned by the Purchaser, as long as the Purchaser beneficially owns, including any convertible securities, less than 1% of the Company’s fully-diluted capital stock, (c) the second anniversary of this Agreement or (d) upon mutual written agreement of the Purchaser and the Stockholder to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement or acts of bad faith prior to termination hereof.

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3. Additional Purchases. Stockholder agrees that any shares of capital stock or other equity securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the record date for any meeting of the stockholders of the Company, or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of Company, whether by the exercise of any stock options or otherwise (collectively, “New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares hereunder.

4. Agreement to Retain Shares.

(a) From and after the date hereof until the Expiration Date, Stockholder shall not, directly or indirectly, (i) cause or permit the Transfer (as defined below) of any of the Shares of which Stockholder is the beneficial owner (A) unless each person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have (1) executed a counterpart of this Agreement and (2) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement, (B) except by will or operation of law, in which case this Agreement shall bind the transferee, (ii) grant any proxies or powers of attorney, other than consistently with the terms of Section 1 of this Agreement, or deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling Stockholder from performing Stockholder’s material obligations under this Agreement.

(b)A person shall be deemed to have effected a “Transfer” of a Share if such person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such Share or any interest in such Share, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such Share or any interest therein.

5. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to the Purchaser as follows:

(a) Stockholder has the full power and authority to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder;

(b) this Agreement has been duly executed and delivered by or on behalf of Stockholder and, assuming this Agreement constitutes a valid and binding agreement of the Purchaser, constitutes a valid and binding agreement with respect to Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(c) except as otherwise set forth on Schedule 1 attached hereto, as of the date hereof, Stockholder beneficially owns the number of Shares indicated opposite such Stockholder’s name on Schedule 1 attached hereto, and will own any New Shares, free and clear of any liens, claims, security interests, pledges or other encumbrances or restrictions of any kind or nature whatsoever (“Liens”) except for any restrictions under applicable securities laws, and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares or New Shares and none of the Shares or New Shares is or will be subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares or the New Shares, except as contemplated by this Agreement;

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(d) the execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his, her or its obligations hereunder and the compliance by Stockholder with any provisions hereof will not: (i) violate or conflict with, result in a material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on any Shares or New Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which Stockholder is a party or by which Stockholder is bound, or any law, statute, rule or regulation to which Stockholder is subject, except for such violations, conflicts, breaches, defaults, rights, Liens or other occurrences as would not materially impair the ability of Stockholder to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the actions contemplated hereby, or (ii) in the event that Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of Stockholder;

(e) the execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement in any material respect;

(f) as of the date hereof, there is no action pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder before or by any governmental entity that would reasonably be expected to impair in any material respect the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis; and

(g) the Stockholder understands and acknowledges that the Purchaser is entering into the Purchase Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder contained herein.

6. Irrevocable Proxy. Subject to the penultimate sentence of this Section 6, by execution of this Agreement, Stockholder does hereby appoint the Purchaser with full power of substitution and resubstitution, as Stockholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the undersigned’s rights with respect to the Shares, to vote, if the Stockholder is unable to perform his, her or its obligations under this Agreement, each of such Shares solely with respect to the matters set forth in Section 1 hereof. Stockholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement. The Stockholder hereby revokes any proxy previously granted by Stockholder with respect to the Shares and/or the New Shares and represents that none of such previously granted proxies are irrevocable.

7. Stockholder Capacity. Stockholder is entering into this Agreement solely in its capacity as a record holder and/or beneficial owner of Shares and nothing in this Agreement shall be deemed to impose any obligation, restriction, limitation or liability on Stockholder in any other manner or capacity, including in his capacity as an officer, director, employee, agent or representative of the Company.

8. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

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9. Further Assurances. Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Purchaser may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement and the Purchase Agreement.

10. Disclosure. Stockholder hereby agrees that the Company may publish and disclose in any document filed with the SEC such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.

11. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given as prescribed in the Purchase Agreement.

12. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon a final determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible and the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

13. Binding Effect and Assignment. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

14. No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

15. No Waivers. No waivers of any breach of this Agreement extended by the Purchaser to Stockholder shall be construed as a waiver of any rights or remedies of the Purchaser, as applicable. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

16. Governing Law; Jurisdiction and Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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17. Waiver of Jury Trial. The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

18. Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

19. Counterparts. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

{Signature Page to Follow}

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IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be executed as of the date first above written.

PURCHASER:

MMCAP

Name:
Title:
Address:

COMPANY:

Name:	Mark Gray
Title:	Chief Executive Officer
Address:

STOCKHOLDER:

Name:	Mark Gray
Address:

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Schedule 1

Name	Shares Owned:

Mark Gray	1,000 Series B Shares

Mark Gray	6,670,480 Series C Shares

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